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                            KELLEY DRYE & WARREN LLP
                               Two Stamford Plaza
                             281 Tresser Boulevard
                        Stamford, Connecticut 06901-3229


                                  June 25, 1999



IBS Interactive, Inc.
2 Ridgedale Avenue, Suite 350
Cedar Knolls, New Jersey  07927

Ladies and Gentlemen:

         We have acted as special counsel to IBS Interactive, Inc., a Delaware corporation (formerly known as Internet Broadcasting System, Inc.) (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 and any amendments thereto (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 202,440 shares (the "Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"). Of the Shares: (i) 48,872 have been or are to be issued upon the exercise of certain warrants to purchase shares of Common Stock issued to private investors in a private placement transaction on October 31, 1997 (the "1997 Warrants"); (ii) 50,000 are to be issued upon the exercise of certain warrants to purchase shares of Common Stock issued to EBI Securities Corporation ("EBI") as fees payable in connection with mergers and acquisitions consulting services performed by EBI on behalf of the Company (the "EBI Warrants"); and (iii) 103,568 have been or are to be issued upon the exercise of certain warrants to purchase shares of Common Stock issued to Whale Securities Co., LP, the underwriter of the Company's initial public offering of Common Stock (the "Whale Warrants" and, together with the 1997 Warrants and the EBI Warrants, the "Warrants").

         In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the 1997 Warrants; (ii) the EBI Warrants; (iii) the Whale Warrants; (iv) an executed copy of the Registration Statement; (iv) the Company's Restated Certificate of Incorporation and Restated By-laws; and (v) the minute books and other records of corporate proceedings of the Company, as made available to us by officers of the Company; and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

         For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the

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IBS Interactive, Inc.
June 25, 1999
Page 2


authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to factual matters of officers and other representatives of the Company. Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the laws of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that
(i) the Shares already issued have been duly authorized and validly issued and are fully paid and non-assessable and (ii) the Shares to be issued upon exercise of any of the Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in the Registration Statement as of the date hereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          KELLEY DRYE & WARREN LLP



                                          By: /s/ Jay R. Schifferli
                                             _________________________________
                                                 A Partner